Exhibit 99.1

Nuvectis Pharma, Inc. Reports Second Quarter 2025 Financial Results and Business Highlights

•	NXP900 becomes the lead drug candidate after successfully completing the Phase 1a dose escalation study in patients with advanced solid tumors and a drug-drug interaction study in healthy volunteers; initiation of Phase 1b program is imminent

•	Strengthened cash position following a July At-The-Market (ATM) shares acquisition by a healthcare-dedicated institutional investor, June 30, 2025 proforma cash position of approximately $39 million

August 5, 2025, Fort Lee, NJ - Nuvectis Pharma, Inc. (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today reported its financial results for the second quarter 2025 and provided an update on recent business progress.

Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis, commented, “In the second quarter and subsequent weeks we have had a series of important events that we believe put the company in an excellent position for growth.” Mr. Bentsur continued, “We announced the successful completions of the NXP900 Phase 1a dose escalation study in patients with advanced solid tumors and of the NXP900 drug-drug interaction study in healthy volunteers, both strongly supporting the initiation of the NXP900 Phase 1b program, expected to start imminently. As for NXP800, over the next few months, we plan to explore potential opportunities of NXP800 in cancer types such as endometrial and prostate." Mr. Bentsur added, "On the financial side, in July we strengthened our cash position following the acquisition of shares by a healthcare specialized institutional investor through our ATM facility, bringing our second quarter end proforma cash to approximately $39 million, which we expect can fund our operations into 2H 2027.” Mr. Bentsur concluded, “The last few months have been very significant for Nuvectis, and we believe that we are well positioned to deliver on our ambitious plan for NXP900.”

Second Quarter 2025 Financial Results

Cash and cash equivalents were $26.8 million as of June 30, 2025, compared to $18.5 million as of December 31, 2024. The increase of $8.3 million in the cash balance as of the end of the second quarter of 2025 is a result primarily of our public offering in February 2025, partially offset by the operating expenses for the first half of 2025.

The Company's net loss was $6.3 million for the three months ended June 30, 2025, compared to $4.4 million for the three months ended June 30, 2024, an increase in net loss of $1.9 million.

The increase in net loss in the second quarter of 2025 was primarily due to the NXP900 DDI study, which has been completed. The three months ended June 30, 2025, also includes $1.8 million of non-cash stock-based compensation.

Research and development expenses, including non-cash stock-based compensation, were $3.6 million for the three months ended June 30, 2025, compared to $2.9 million for the three months ended June, 30, 2024, an increase of $0.7 million.

General and administrative expenses, including non-cash stock-based compensation, were $3.0 million for the three months ended June 30, 2025, compared to $1.7 million for the three months ended June 30 2024, an increase of $1.3 million.

Interest income was $0.2 million for the three months ended June 30, 2025, compared to $0.2 million for the three months ended June 30, 2024.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company’s assets include two clinical-stage drug candidates, NXP900 and NXP800. NXP900 is an oral small molecule inhibitor of the SRC Family of Kinases (SFK), including SRC and YES1. Its unique mechanism of action enables inhibition of both the catalytic and scaffolding functions of the SRC kinase, providing comprehensive shutdown of the signaling pathway. NXP900 has completed Phase 1a dose escalation and is progressing toward Phase 1b. NXP800 is an oral small molecule GCN2 activator that has demonstrated anti-tumor activity in recurrent, platinum-resistant, ARID1a-mutated ovarian cancer, and may be explored in the future in other cancer types. For additional information about Nuvectis Pharma please visit: https://nuvectis.com/

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties, including statements regarding the expected and intended use of proceeds from the offering. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including statements regarding the intended. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, including estimates and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements regarding the preclinical studies for NXP900 and statements regarding NXP900's therapeutic potential and the expected timing for the start of and expectations for the NXP900 Phase 1b program. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in our Form 10-Q for the quarter ended March 31, 2025 and our other public filings with the Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Ron Bentsur

Chairman, Chief Executive Officer and President

rbentsur@nuvectis.com

Media Relations Contact:

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

NUVECTIS PHARMA, INC.

BALANCE SHEET

(USD in thousands, except per share and share amounts)

	June 30,	December 31,
	2025	2024
Assets
CURRENT ASSETS
Cash and cash equivalents	$26,793	$18,533
Other current assets	214	74
TOTAL CURRENT ASSETS	27,007	18,607

TOTAL ASSETS	$27,007	$18,607

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payables	$4,977	$2,498
Payable offering costs	75	—
Accrued liabilities	2	840
Employee compensation and benefits	5,081	5,556
TOTAL CURRENT LIABILITIES	10,135	8,894
TOTAL LIABILITIES	10,135	8,894

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common Shares, $0.00001 par value – 60,000,000 shares authorized as of June 30, 2025, and December 31, 2024, 23,877,587, and 19,495,683 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	*	*
Additional paid in capital	101,783	82,958
Accumulated deficit	(84,911)	(73,245)
TOTAL SHAREHOLDERS’ EQUITY	16,872	9,713
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$27,007	$18,607

*       Represents an amount lower than $1,000 USD.

NUVECTIS PHARMA, INC.

STATEMENT OF OPERATIONS

(USD in thousands, except per share and share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
OPERATING EXPENSES
Research and development	$3,613	$2,943	$7,293	$5,603
General and administrative	2,982	1,700	4,870	3,436

OPERATING LOSS	(6,595)	(4,643)	(12,163)	(9,039)
Finance income	261	215	497	440

NET LOSS	$(6,334)	$(4,428)	$(11,666)	$(8,599)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,334)	$(4,428)	$(11,666)	$(8,599)
BASIC AND DILUTED NET LOSS PER COMMON SHARE OUTSTANDING	$(0.30)	$(0.26)	$(0.56)	$(0.51)
Basic and diluted weighted average number of common shares outstanding	21,366,268	16,900,570	20,655,856	16,729,952